Exhibit  99.1

Joint Filer Information

Name of Joint Filer:	Fortress Investment Group LLC

Address of Joint Filer:	1345 Avenue of the Americas
46th Floor
New York, NY 10105

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Mosaic Acquisition Corp. [MOSC]

Date of Event Requiring Statement:
(Month/Day/Year):	10/18/2017

Designated Filer:	Fortress Investment Group LLC

Name of Joint Filer:	FIG Asset Co. LLC

Address of Joint Filer:	1345 Avenue of the Americas
46th Floor
New York, NY 10105

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Mosaic Acquisition Corp. [MOSC]

Date of Event Requiring Statement:
(Month/Day/Year):	10/18/2017

Designated Filer:	Fortress Investment Group LLC

Name of Joint Filer:	Principal Holdings I LP

Address of Joint Filer:	1345 Avenue of the Americas
46th Floor
New York, NY 10105

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Mosaic Acquisition Corp. [MOSC]

Date of Event Requiring Statement:
(Month/Day/Year):	10/18/2017

Designated Filer:	Fortress Investment Group LLC

Name of Joint Filer:	Fortress Mosaic Sponsor LLC

Address of Joint Filer:	1345 Avenue of the Americas
46th Floor
New York, NY 10105

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Mosaic Acquisition Corp. [MOSC]

Date of Event Requiring Statement:
(Month/Day/Year):	10/18/2017

Designated Filer:	Fortress Investment Group LLC